Exhibit 99.1

RUBICON TECHNOLOGY COMMENTS ON DIRECTOR NOMINATIONS FROM PARAGON TECHNOLOGIES

BENSENVILLE, Illinois — April 18, 2016 — Rubicon Technology, Inc. (Nasdaq: RBCN) (“Rubicon” or the “Company”), today confirmed that Paragon Technologies, Inc. (“Paragon”), which owns 30,000 (approximately 0.1%) of the outstanding shares of Rubicon, has submitted notice to nominate two candidates, Hesham M. Gad and Jack H. Jacobs, to stand for election to the Rubicon Board of Directors at the Company’s 2016 Annual Meeting of Stockholders.

“Rubicon is open to constructive input from all stockholders and has been engaged in an ongoing dialogue with Paragon,” said Bill Weissman, Rubicon’s CEO. “Our Board of Directors and management team respect the rights of stockholders to nominate director candidates, but we are disappointed that Paragon has chosen to proceed in this manner. The Nominating and Governance Committee interviewed and thoroughly vetted Paragon’s proposed director candidates and indicated our willingness to appoint Mr. Jacobs to the Rubicon Board to avoid a costly proxy contest. Unfortunately, Paragon rejected our constructive offer and instead demanded the appointment of both of its nominees.

“The Board noted as part of its vetting process that, in addition to serving as chairman and CEO of a Paragon portfolio company subject to an involuntary bankruptcy proceeding, Mr. Gad previously pleaded guilty to theft from a prior employer and was separately charged with making false statements to a government authority. We believe that these factors, among others, render him unfit to serve on the Rubicon Board.

“The Board will present its recommendations with respect to the election of directors in its proxy statement, which will be filed with the Securities and Exchange Commission at a later date. The date of the Company’s 2016 Annual Meeting of Stockholders has not yet been announced, and stockholders are not required to take any action at this time.”

Vinson & Elkins LLP is acting as legal counsel to Rubicon.

About Rubicon Technology, Inc.

Rubicon Technology, Inc. is a vertically integrated advanced electronic materials provider specializing in monocrystalline sapphire for applications in light-emitting diodes (LEDs), optical systems and specialty electronic devices. Rubicon has an unmatched technology platform and expertise extending from the preparation of raw aluminum oxide through sapphire crystal growth and fabrication to large-diameter polished sapphire windows and wafers and patterned sapphire substrates (PSS), enabling Rubicon to supply custom sapphire products with superior quality and precision. Further information is available at http://rubicontechnology.com.

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with the Company’s 2016 Annual Meeting of Stockholders. The Company intends to file a proxy statement and white proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from the Company’s stockholders. STOCKHOLDERS OF THE

COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of the Company’s directors and executive officers in Company stock, restricted stock and options is included in our SEC filings on Forms 3, 4, and 5, which can be found through the Company’s website www.rubicontechnology.com in the section “Investors” or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including the Company’s definitive proxy statement for the 2015 Annual Meeting of Stockholders and its Annual Report on Form 10-K for the year ended December 31, 2015. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2016 Annual Meeting. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.rubicontechnology.com in the section “Investors”.

Forward-Looking Statements

Certain of the statements in this release, particularly those preceded by, followed by or including the words “believes,” “expects,” “anticipates,” “intends,” “should,” “estimates,” or similar expressions, or those relating to or anticipating financial results for periods beyond the end of the year 2015, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by us. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the statements. These risks and uncertainties include changes in the average selling prices of sapphire products, our successful development and market acceptance of new products, dependence on key customers, potential disruptions in our supply of electricity, changes in our product mix, our ability to protect our intellectual property rights, the competitive environment, the availability and cost of raw materials, the cost of compliance with environmental standards, the ability to make effective acquisitions and successfully integrate newly acquired businesses into existing operations and other risks and uncertainties described in the Company’s most recent Form 10-K and other filings with the SEC. For these reasons, readers are cautioned not to place undue reliance on the Company’s forward-looking statements. Any forward-looking statement that the Company makes speaks only as of the date of such statement, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Rubicon Technology, Inc.

Dee Johnson

Vice President, Investor Relations

847-457-3426

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